Exhibit 10.5

TIO TECH A

Unter den Linden 21

10117 Berlin

Germany

April 7, 2021

Lindentor 1055. V V GmbH (to be renamed Tio Tech SPAC Holdings GmbH)

Schwedter Strasse 41

10435 Berlin

Germany

Re: Administrative Services Agreement

Ladies and Gentlemen:

This letter agreement (this “Agreement”) by and between Tio Tech A (the “Company”) and Lindentor 1055. V V GmbH (to be renamed Tio Tech SPAC Holdings GmbH) (the “Sponsor”), dated as of the date hereof, will confirm our agreement that, commencing on the date the securities of the Company are first listed on The Nasdaq Global Capital Market (the “Listing Date”), pursuant to a Registration Statement on Form S-1 and prospectus filed with the U.S. Securities and Exchange Commission (the “Registration Statement”) and continuing until the earlier of the consummation by the Company of an initial business combination or the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”):

1. The Company shall pay the Sponsor $15,000 per month on the Listing Date and continuing monthly thereafter until the Termination Date, and the Sponsor shall pay this amount, plus an additional $35,000 per month, to Fuse Venture Advisors Limited for its services in identifying, investigating and completing an initial business combination; and

2. The Sponsor hereby irrevocably waives any and all right, title, interest, causes of action and claims of any kind as a result of, or arising out of, this Agreement (each, a “Claim”) in or to, and any and all right to seek payment of any amounts due to it out of, the trust account established for the benefit of the public shareholders of the Company and into which substantially all of the proceeds of the Company’s initial public offering will be deposited (the “Trust Account”), and hereby irrevocably waives any Claim it may have in the future as a result of, or arising out of, this Agreement, which Claim would reduce, encumber or otherwise adversely affect the Trust Account or any monies or other assets in the Trust Account, and further agrees not to seek recourse, reimbursement, payment or satisfaction of any Claim against the Trust Account or any monies or other assets in the Trust Account for any reason whatsoever. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto, any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state, without regards to the conflicts of laws principles thereof.

[Signature Page Follows]

Very truly yours, TIO TECH A

By:	/s/ Roman Kirsch
Name: Roman Kirsch
Title: Chief Executive Officer

AGREED AND ACCEPTED BY: LINDENTOR 1055. V V GMBH (TO BE RENAMED TIO TECH SPAC HOLDINGS GMBH)

By:	/s/ Roman Kirsch
Name: Roman Kirsch
Title: Managing Director

[Signature Page to Services Agreement]